UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

MARATHON OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Road, Houston, Texas	77056-2723
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Item 5.	Other Events.

Effective with the first quarter of 2004, Marathon Oil Corporation (“Marathon”) realigned its segment reporting to reflect a new business segment, Integrated Gas. This segment includes Marathon’s Alaska liquefied natural gas operations, Equatorial Guinea methanol operations, and certain other natural gas marketing and transportation activities, along with expenses related to the continued development of an integrated gas business. These activities were previously reported in the Other Energy Related Businesses (“OERB”) segment, which has been eliminated. Crude oil marketing and transportation activities and costs associated with a gas-to-liquids demonstration plant, previously reported in OERB, are now reported in the Exploration and Production segment. Refined product transportation activities not included in Marathon Ashland Petroleum LLC, also previously reported in OERB, are now reported in the Refining, Marketing and Transportation segment. In order to present corresponding segment information for earlier periods on a comparative basis, Marathon is filing Management’s Discussion and Analysis of Financial Condition and Results of Operations and audited Financial Statements and Notes to conform Footnote 8 “Segment Information” to the new reportable segment composition for the years ended December 31, 2003, 2002 and 2001.

In addition, filed herewith are supplemental schedules containing selected quarterly and full year segment and other statistical information for the year 2003.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

23.	Consent of PricewaterhouseCoopers LLP.

99.1	Marathon Oil Corporation Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements and Notes for the years ended December 31, 2003, 2002 and 2001.

99.2	Marathon Oil Corporation Supplemental Statistics for the quarters ended March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, and for the year ended December 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON OIL CORPORATION

Date: June 15, 2004	By:	/s/ A.G. Adkins
A.G. Adkins Vice President-Accounting and Controller

EXHIBIT INDEX

Number	Exhibit

23.	Consent of PricewaterhouseCoopers LLP.

99.1	Marathon Oil Corporation Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements and Notes for the years ended December 31, 2003, 2002 and 2001.

99.2	Marathon Oil Corporation Supplemental Statistics for the quarters ended March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, and for the year ended December 31, 2003.